SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2004

PAREXEL International Corporation
(Exact name of registrant as specified in charter)

Massachusetts	0-27058	04-2776269

(State or other juris- diction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

195 West Street, Waltham, Massachusetts	02451

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 487-9900

Not applicable.

(Former name or former address, if changed since last report)

Item 12. Disclosure of Results of Operations and Financial Condition.

     On April 22, 2004, PAREXEL International Corporation (the “Company”) filed a Current Report on Form 8-K in connection with its third quarter earning release, which was included as an exhibit to the April 22, 2004 Form 8-K. On May 5, 2004, the Company issued a press release to correct a computational error in the forward-looking GAAP diluted earnings per share guidance that it provided in the third quarter earnings release. The Company is filing this Amendment No. 1 to report the correction of the forward-looking GAAP diluted earnings per share guidance in the April 22, 2004 release. The full text of the press release reporting the correction is attached as Exhibit 99.1 to this Amendment No. 1 to Current Report on Form 8-K/A.

     The May 5 press release also referenced the Company’s pro forma diluted earnings per share guidance which had not changed. The Company believes that presenting the pro forma information contained in the May 5 press release assists investors and others to gain a better understanding of its core operating results and future prospects, especially when comparing such results to previous periods or forecasts. Management uses this pro forma information, in addition to the GAAP information, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods and to the performance of its competitors. Such measures are also used by management in its financial and operating decision-making. Pro forma information is not meant to be considered superior to or a substitute for the Company’s results of operations prepared in accordance with GAAP.

     This information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2004	PAREXEL International Corporation By: /s/ James F. Winschel, Jr. James F. Winschel, Jr. Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated May 5, 2004